CODE OF ETHICS AND STATEMENT OF POLICIES JENSEN INVESTMENT MANAGEMENT, INC. AND THE JENSEN QUALITY GROWTH FUND INC.

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AS AMENDED JANUARY 12, 2005, NOVEMBER 1, 2007, MAY 1, 2009,
JULY 1, 2011, JUNE 15, 2015, APRIL 21, 2016, JANUARY 17, 2017, JULY 14, 2020, APRIL 12, 2022, JANUARY 16, 2024

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This Code includes several provisions and statements of general principles to guide an Access Person’s compliance with the Code. Accordingly, some of the provisions in this Code may be subject to interpretation. All employees, officers, and directors of both Jensen and Jensen Quality Growth Fund are encouraged to communicate with Jensen’s Chief Compliance Officer, The Fund’s Chief Compliance Officer, Counsel to the Fund or Counsel to the Independent Directors of the Fund, as applicable, as to any questions about, or guidance with respect to, their compliance obligations with the Code.

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TABLE OF CONTENTS
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CODE OF ETHICS AND STATEMENT OF POLICIES

The Federal Securities Laws and various rules adopted by the Securities and Exchange Commission (“SEC”) require investment companies and investment advisers to adopt a written code of ethics designed to deal with confidentiality, insider trading and the conflicts of interest that might arise with regard to the management of the business of Jensen Investment Management Inc.’s (“Jensen Investment Management” or “Jensen”) and management of The Jensen Quality Growth Fund Inc. (“Jensen Quality Growth Fund” or (“Fund”). Accordingly, The Jensen Quality Growth Fund and Jensen Investment Management, Inc. have adopted this Code of Ethics and Statement of Policies (the “Code”), and such adoption has been approved by the Board of Directors of the Jensen Quality Growth Fund and Jensen’s Board of Directors.

To the extent that the Code imposes obligations on the Jensen Quality Growth Fund, Jensen, and their respective directors, officers, and/or employees in addition to those required by Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940, it does so as a matter of striving to promote best practices. In doing so, the directors of the Jensen Quality Growth Fund and Jensen recognize that a failure to comply with any sections of the Code that are not required by any rules or regulations should not be construed as a violation of Rule 17j-1 or Rule 204A-1. Capitalized terms used in this Code that are not otherwise defined in the text of the Code shall have the meaning given to them in Section I.B. “Definitions”.

I.    Provisions of the Code of Ethics Applicable to Jensen Investment Management and the Jensen Quality Growth Fund

A.    Statement of General Principles

The success of the Jensen Quality Growth Fund and Jensen depends upon their individual and collective reputation(s) for excellence and integrity in the investment marketplace. Therefore, all directors, officers and employees of the Jensen Quality Growth Fund and Jensen must act in accordance with the highest ethical standards of loyalty, candor and care in all matters relating to the Jensen Quality Growth Fund and its shareholders. Similarly, with respect to its other advisory Clients, Jensen’s directors, officers and employees must also act with the highest ethical standards of loyalty, candor and care in all matters. Notwithstanding any provision to the contrary in the Code, no provision of the Code shall impose or be deemed to impose any fiduciary duties on a director of the Jensen Quality Growth Fund with respect to any Jensen Client other than the Jensen Quality Growth Fund and its shareholders.

A relationship of trust and confidence exists between Jensen and its Clients and between the directors and officers of the Jensen Quality Growth Fund and its shareholders. As a result, the interests of Jensen’s Clients and the Jensen Quality Growth Fund shareholders must always come first. This means that all actions by (i) directors, officers

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and employees of Jensen that are detrimental, or potentially detrimental, to Jensen’s Clients or shareholders of the Jensen Quality Growth Fund or (ii) directors, officers or employees of the Jensen Quality Growth Fund that are detrimental or potentially detrimental to the shareholders of the Jensen Quality Growth Fund must be avoided. In order to fulfill their fiduciary duties, all directors, officers and employees of Jensen must conduct all activities, including, but not limited to their personal securities transactions, in a manner that does not operate adversely to the interests of Clients or shareholders of the Jensen Quality Growth Fund, and must otherwise avoid serving their own personal interests ahead of such Clients and shareholders. Likewise, all directors, officers and employees of Jensen Quality Growth Fund must conduct all activities, including, but not limited to their personal securities transactions, in a manner that does not operate adversely to the interests of shareholders of the Jensen Quality Growth Fund, and must otherwise avoid serving their own personal interests ahead of such shareholders. Further, directors, officers and employees of both Jensen and the Jensen Quality Growth Fund may not do indirectly what they cannot do directly (i.e. through a third party, etc.).

All directors, officers and employees of the Jensen Quality Growth Fund and Jensen are required to comply with the Federal Securities Laws. To help individuals comply with their fiduciary duties and other standards imposed by Federal Securities Laws, the Jensen Quality Growth Fund and Jensen have adopted this Code. All directors, officers and employees of the Jensen Quality Growth Fund and Jensen must avoid any activity that, directly or indirectly:

•Defrauds or deceives a Client and/or Jensen Quality Growth Fund shareholder in any manner;
•Misleads a Client and/or Jensen Quality Growth Fund shareholder, including by making any statement that omits material facts;
•Functions as a manipulative practice with respect to a Client and/or Jensen Quality Growth Fund shareholder in any manner, including with respect to any securities.

The Code includes specific provisions with which all directors, officers and employees of the Jensen Quality Growth Fund and Jensen must comply unless otherwise exempted. All directors, officers and employees of the Jensen Quality Growth Fund and Jensen are expected to abide by the spirit of the Code and the principles articulated herein. Upon assuming their position with the Jensen Quality Growth Fund or Jensen, each director, officer or employee is required to acknowledge in writing that they have read and understand the Code and that they recognize they are subject to the Code and will comply with its requirements.

This Code establishes policies and procedures that govern certain types of personal securities transactions by directors, officers and employees of the Jensen Quality Growth Fund and Jensen. In addition, the Code establishes policies and procedures applicable

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to directors, officers and employees of the Jensen Quality Growth Fund and Jensen that have been designed to detect and prevent the misuse of material, nonpublic information in securities transactions and to provide guidance in other legal, regulatory and ethical matters.

In following the principles of this Code of Ethics, directors, officers and employees of the Jensen Quality Growth Fund and Jensen should consider the following:

•Are my actions legal and ethical?
•Are my actions honest in every respect?
•Would I be proud to read about my action in the newspaper?
•Can I defend my action with a clear conscience?
•Are the interests of Jensen, its Clients, the Jensen Quality Growth Fund and its shareholders placed above my personal interests?

Conflicts of Interest

The Code of Ethics is based on the following principles:

•Each director, officer and employee of Jensen has a duty to place the interests of Jensen’s Clients as well as shareholders of the Jensen Quality Growth Fund, ahead of their own interests;

•Each director, officer and employee of the Jensen Quality Growth Fund has a duty to place the interests of the Jensen Quality Growth Fund shareholders ahead of their own interests;

•Each director, officer and employee of Jensen must conduct their personal securities transactions consistent with the Code in such a manner so as:

oTo avoid any actual or potential conflict of interest;
oNot to abuse their position of trust and responsibility; and
oNot to interfere with the management of Clients’ portfolios or the Jensen Quality Growth Fund.

•Each director, officer and employee of the Jensen Quality Growth Fund must conduct their personal securities transactions consistent with the Code in such a manner so as:

oTo avoid any actual or potential conflict of interest;
oNot to abuse their position of trust and responsibility; and
oNot to interfere with the management of the Jensen Quality Growth Fund.

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•Each director, officer and employee of Jensen or the Jensen Quality Growth Fund may not take inappropriate advantage of their position.

Directors, officers and employees of Jensen and the Jensen Quality Growth Fund must adhere to general fiduciary principles and comply with the specific provisions of this Code. Technical compliance with the terms of this Code does not insulate a director, officer or employee of Jensen or the Jensen Quality Growth Fund from scrutiny in instances where their personal securities transactions show a pattern of abuse or a failure to adhere to general fiduciary principles.

Conflicts of interest may change at any time given the dynamic environment in which Jensen and the Jensen Quality Growth Fund conduct business. Conflicts exist where there is a possibility that decisions by a director, officer or employee of Jensen or the Jensen Quality Growth Fund will be affected because of actual or potential differences among the interests of Jensen, its employees, its Clients, the shareholders of the Jensen Quality Growth Fund or a Fund director’s personal interests. Regardless of the motivations of the Jensen director, officer or employee, a particular activity or situation may be found to involve a conflict of interest or lead to a conflict of interest even without any financial impact to Jensen, its Clients, or shareholders of the Jensen Quality Growth Fund or any personal gain to the director, officer or employee of Jensen. Likewise, a particular activity or situation involving a director or officer of the Jensen Quality Growth Fund may be found to involve a conflict of interest or lead to a conflict of interest without any financial impact to the Jensen Quality Growth Fund or its shareholders or any personal gain to the director, officer or employee of the Jensen Quality Growth Fund.

The receipt of investment opportunities, perks, or gifts from persons doing or seeking business with Jensen or the Jensen Quality Growth Fund could call into question the exercise of independent judgment of a director, officer or employee of Jensen or the Jensen Quality Growth Fund. For example, vendors should not be chosen based on opportunities, perks and/or gifts.

Officers, directors and employees of Jensen or the Jensen Quality Growth Fund should avoid other activities that create an actual or apparent conflict of interest. Each such director, officer, or employee must promptly report any situation or transaction involving a known or potential conflict of interest to Jensen’s Chief Compliance Officer and/or the Chief Compliance Officer of the Jensen Quality Growth Fund, as appropriate. The Chief Compliance Officer(s) will determine whether a conflict of interest exists, whether there is any resulting action to be taken, and will discuss with the relevant Boards of Directors as deemed necessary.

B.    Definitions

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Access Person
•Adviser: An “Access Person” of Jensen shall mean any officer, director or employee of Jensen and any resident relatives of such persons (including the spouse or domestic partner, minor children, and adults living in the same household as the employee). “Employees" of Jensen may include consultants, interns, temporary and/or contract employees if such individuals are deemed so by the Chief Compliance Officer. As determined by the Compliance Department, these individuals may only be required to abide by certain policies. Jensen officers, directors or employees who are also officers, directors or employees of the Jensen Quality Growth Fund (i.e. not independent directors) shall be subject to the portion of the Code of Ethics applicable to Jensen Investment Management. All references to Jensen “employees” shall have the same meaning as “Access Person”.

•Fund: An "Access Person" of the Jensen Quality Growth Fund shall mean any officer or director of the Fund, including each of its Independent Directors.

Account or Accounts. As used in this Code, an “Account” or “Accounts” means any account maintained by any investment adviser, broker, dealer or bank (whether discretionary, non-discretionary, self-directed or custodial (e.g. for a minor)) that holds or could hold Securities (as defined herein), (i) in which the director, officer or employee (including those held by their spouse, domestic partner, minor children, resident parent, etc.) has any direct or indirect Beneficial Ownership interest or (ii) for a trust, estate or guardianship for which the director, officer or employee serves as a trustee or grantor, executor, guardian or custodian.

For all of Jensen’s officers, directors or employees, the term “Account” shall also include those Accounts that hold or could hold Securities including shares of the Jensen Quality Growth Fund, Jensen Quality Value Fund or Jensen Global Quality Growth Fund.

Automatic Investment Plan - The term "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan and periodic purchases made in investment accounts via payroll contributions into a 401K plan or other profit-sharing plan, including that of Jensen Investment Management, and via any annual profit-sharing contributions made by Jensen to the company’s plan.

Beneficial Ownership - A person is normally regarded as the beneficial owner of Securities held in their own name or the name of their spouse, minor children and

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relatives resident in the person’s home, as well as accounts of another person or entity if by reason of any contract, understanding, relationship, agreement or other arrangement the person obtains therefrom benefits substantially equivalent to those of ownership. See Appendix A attached hereto for further explanation of the definition of Beneficial Ownership.

Chief Compliance Officer - As used in this Code, unless stated otherwise, references to the term “Chief Compliance Officer” in Section II shall mean the officer of Jensen who is specifically designated by Jensen’s Board of Directors to perform the functions of the Chief Compliance Officer pursuant to this Code and references to “Chief Compliance Officer” in Section III shall mean the officer of the Jensen Quality Growth Fund who is specifically designated by the Fund’s Board of Directors to perform the functions of the Chief Compliance Officer pursuant to this Code.

Client or Client Account - As used in this Code, the terms “Client Account” or “Client” means any investment advisory client of Jensen (including for the avoidance of doubt, the Jensen Quality Growth Fund, the Jensen Quality Value Fund, and the Jensen Global Quality Growth Fund (for whom Jensen provides investment advisory services)). Additionally, a Client, or Client Account includes any relationship where Jensen is hired to serve as an investment advisor on behalf of a third-party.

Control - The term “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, meaning the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Direct or Indirect Influence or Control – The term “Direct or Indirect Influence or Control” means, with respect to an Account, having or sharing discretion over the Account, directing particular purchases and sales of Securities (including bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments) for the Account, or making suggestions regarding or otherwise directing allocations to specific securities, sectors or industries. Suggestions or directions given to a third-party manager of an Account relating to risk tolerances or broad asset class percentages shall not be considered “Direct or Indirect Influence or Control”.

Federal Securities Laws - As used in this Code, the term "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, any rules adopted thereunder by the Commission or the Department of the

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Treasury, and any other such rules enacted that apply to investment advisers and/or investment companies.

Fund or Funds – As used in this Code, the term “Fund” or “Funds” shall refer to the Jensen Quality Growth Fund, the Jensen Quality Value Fund, and/or the Jensen Global Quality Growth Fund unless the Fund is specifically identified by name.

Independent Director - As used in this Code, the term “Independent Director” shall mean a director of the Jensen Quality Growth Fund who is not an “interested person” of the Jensen Quality Growth Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

Initial Public Offering - The term “Initial Public Offering” shall mean an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel - The term “Investment Personnel” shall mean (a) any Jensen employee who, in connection with their regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Jensen Quality Growth Fund, the Jensen Quality Value Fund and the Jensen Global Quality Growth Fund and/or a Client Account; or (b) any natural person who controls the Jensen Quality Growth Fund or Jensen and who obtains information concerning recommendations made to the Jensen Quality Growth Fund, Jensen Quality Value Fund, Jensen Global Quality Growth Fund, or a Client Account regarding the purchase or sale of securities by the Jensen Quality Growth Fund, the Jensen Quality Value Fund, Jensen Global Quality Growth Fund, or a Client Account. Members of Jensen’s Investment Teams are considered “Investment Personnel”.

Limited Offering - The term “Limited Offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

Purchase or Sale of a Security - As used in this Code, “Purchase or Sale of a Security” shall include, among other things, the purchase or writing of an option to purchase or sell a Security, or the purchase or sale of any derivative Security whose value is derived from a Security, such as a Security convertible into or exchangeable for another Security.

Schwab Personal Choice Retirement Account (PCRA) - A Schwab PCRA is a self-directed brokerage account that resides within Jensen’s 401(k)/Profit Sharing Plan. In

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addition to the choices typically offered by retirement plans, PCRA lets you invest in a much wider range of investments.

Security or Securities - As used in this Code, the term “Security” (or “Securities” when referring to the plural) shall have the same meaning as set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include securities that are direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), and shares of registered open-end investment companies (with the exception of shares of the Jensen Quality Growth Fund, Jensen Quality Value Fund, Jensen Global Quality Growth Fund or any other registered open-end investment company (“mutual fund”) managed by Jensen which are included within the definition of “Security” and therefore are subject to certain of the personal trading rules discussed in herein).

Security Held or to be Acquired - Any Security which, within the most recent 15 days (a) is or has been held by the Jensen Quality Growth Fund, Jensen Quality Value Fund, Jensen Global Quality Growth Fund ; or (b) is being or has been considered by Jensen for purchase by any of the Funds.

Trading List - The list of Securities that are currently held in the Jensen Quality Growth Fund and/or under consideration as candidates for purchase in the Jensen Quality Growth Fund. Consequently, the Trading List includes all Securities that fall within the definitions of “Security Held or to be Acquired” by the Fund. The Trading List also includes any “Prohibited Securities” identified as such therein. The list is maintained by the Investment Committee for the Fund.

Any questions regarding these definitions should be addressed to the Chief Compliance Officer of Jensen Investment Management, Inc. and/or the Jensen Quality Growth Fund.

C.     Confidentiality of Fund and Client Transactions and Information

Non-public information relating to the Funds (including, for the avoidance of doubt, portfolio holdings and research activities of the Funds), a Client Account , and Jensen is confidential. Whenever statistical information or research is supplied to or requested by the Funds or Jensen, such information shall not be disclosed to any persons other than authorized persons. When Investment Personnel consider the purchase or sale of one or more securities, in the reasonably foreseeable future, for the Funds or a Client Account, such considerations shall not be disclosed except to authorized persons. Portfolio holdings information for each of the Funds should be disclosed only in compliance with each Fund’s Portfolio Holdings Disclosure Policy, a summary of which is found in the Prospectuses and Statements of Additional Information for the respective

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mutual funds. Questions regarding this policy should be directed to the Chief Compliance Officer(s).

All brokerage orders for the purchase and sale of securities for the Funds and/or a Client Account must be executed in a manner that the nature of the transactions shall be kept confidential and disclosed to a 3rd party only on a need-to-know basis, in the course of managing the Funds or a Client Account, or until the information is publicly released in the normal course of business as permitted.

If any director, officer or employee of Jensen or of the Jensen Quality Growth Fund obtains non-public information concerning the Funds or a Client Account, such person shall respect the confidential nature of the information and shall not divulge it unless specifically authorized to do so by an officer of the Jensen Quality Growth Fund or of Jensen Investment Management, Inc.

Information related to Jensen’s business shall be kept confidential.

D.     Policy Prohibiting Insider Trading

The term “insider trading” is generally used to refer to (i) a person’s use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.

The Jensen Quality Growth Fund and Jensen require each of their directors, officers and employees to obey the law and not trade based on of material, nonpublic information. In addition, the Jensen Quality Growth Fund and Jensen discourage their directors, officers and employees from seeking or knowingly obtaining material nonpublic information about publicly traded companies.

The laws concerning insider trading generally prohibit:

•The purchase or sale of securities by an insider, on the basis of material, nonpublic information;
•The purchase or sale of securities by a non-insider, based on material, nonpublic information where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; or
•The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

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Who is an Insider? The concept of “insider” is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a “temporary insider” of a company if they enter into a confidential relationship in the conduct of the company’s affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. Jensen’s Investment Personnel are usually not considered insiders of the companies that they follow; however, if confidential information is disclosed by a company’s representative in a manner in which such Investment Personnel knows or should know that the disclosure of information is a breach of that representative’s duties to the company, such Investment Personnel may become a temporary insider.

What is Material Information? Trading on inside information is not a basis for liability unless the information is “material”. “Material” information is generally defined as information that a reasonable investor would likely consider important in making their investment decision or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes but is not limited to dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidity problems; extraordinary management developments; and analysts' reports on a company’s prospects.

What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the marketplace. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC, or appearing in a publication of general circulation or on the website of a media organization such as Dow Jones, Reuters Economic Services, The Wall Street Journal, etc. is considered public. Market rumors, unless they are sufficiently widespread and specific in nature, are generally not considered public information. If you have any doubts about whether you are in possession of material nonpublic information, consult with the Chief Compliance Officer(s).

Penalties for Insider Trading. Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all the penalties set forth below even if they do not personally benefit from the violation. Penalties include administrative penalties; civil injunctions; disgorgement of profits; substantial fines; prison sentences; and serious disciplinary measures, including termination of employment.

Serving as a Director. Because officers and directors of a publicly traded company have special information about that company, the Boards of Directors of the Jensen Quality Growth Fund and Jensen require approval before any of its directors, officers or

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employees may agree to serve as a director or officer of a publicly traded company other than the Jensen Quality Growth Fund. If such approval is granted, the Boards of Directors of the Jensen Quality Growth Fund and/or Jensen, as applicable, will work with the Jensen Quality Growth Fund’s and/or Jensen’s Chief Compliance Officer to design appropriate procedures to mitigate any conflicts of interests and any potential insider trading issue depending upon the requirements of the individual situation for each such director, officer or employee.

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II.    Portion of Code of Ethics Applicable to Jensen Investment Management, Inc.1

Conflicts of interest with Clients and shareholders of the Funds are inherent due to the nature of Jensen’s business. This Code of Ethics addresses the following conflicts in order to protect Clients’ interests and meet fiduciary obligations:

•Gifts and Entertainment
•Outside Business Activities
•Personal Securities Transactions

A.    Gifts and Entertainment Policies

Gifts - Directors, officers and employees may be offered or may receive gifts or promotional items from Clients, brokers, vendors, or other persons that potentially conduct business with Jensen and/or the Jensen Quality Growth Fund. Gifts include any entertainment (including meals, golf outings, theater, concerts, sporting events, charitable events, conferences, seminars, presentations, and other events of a comparable nature) where a representative of the Client/vendor is not present throughout the event or meal.
1 This section of the Code shall also apply to Jensen employees who are also directors and officers of the Jensen Quality Growth Fund. All references to “employees” include resident relatives as discussed in the definition of “Access Persons” above.

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Directors, officers and employees are prohibited from accepting any gifts or promotional items from clients, brokers, vendors, or other persons that potentially conduct business with Jensen and/or the Jensen Quality Growth Fund if the value exceeds $250 per year per party. Any such gifts or promotional items greater than $250 must be returned or declined unless otherwise approved by the Compliance Department or, with the Chief Compliance Officer’s approval, such gifts may be donated to an appropriate charitable organization. However, under no circumstances may directors, officers and employees accept cash, loans, securities, travel, lodging, or anything illegal regardless of the monetary value. Gift cards redeemable for cash (e.g. American Express Gift Checks) are considered cash. Exceptions will be considered to the extent that the gift cards do not create a conflict of interest, such as when gift cards are given to reimburse travel expenses or when a gift card is given in exchange for completion of a survey from an industry vendor. The Chief Compliance Officer must approve any exception. This section does not apply to promotional items (e.g., pens, mugs, caps, T-shirts, food, etc.) that are consistent with customary business practices in the industry.

All gifts to be given must be pre-cleared by the Compliance Department. All gifts received shall be promptly reported to the Compliance Department. Jensen’s Compliance Department will maintain a gift log.

Entertainment - Directors, officers and employees may accept, in the normal course of business, entertainment from an entity that engages in, or is attempting to engage in, business with Jensen and/or the Funds, so long as it is not so excessive, extravagant, or frequent to raise any questions of impropriety. In addition, directors, officers, and employees may provide, in the normal course of business, entertainment to Clients as long as it is not so excessive, extravagant, or frequent to raise any questions of impropriety. Such entertainment must be given in a manner that is consistent with the basic principles of this Code of Ethics. Entertainment (which may include meals, golf outings, theater, concerts, sporting events, charitable events, and other events of a comparable nature) must include a representative of the Client/vendor throughout the event or it will be considered a gift and will be subject to the requirements set forth above.

B.    Outside Business Activities, Employment and/or Directorship

All outside business activities must be pre-approved by the Compliance Department.

No director, officer or employee may be employed by, accept remuneration from, or perform any services, including volunteer activities, for, any person or entity (e.g. public company, private company, non-profit organization or other), including serving as a director, trustee or general partner of a partnership, other than Jensen, except with authorization from the Compliance Department. In addition, no director, officer, or

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employee may receive income from a rental property without authorization from the Compliance Department. In no event may a director, officer or employee have any outside employment that might jeopardize Jensen’s interests, interfere with its operations, or adversely affect the director’s, officer’s or employee’s productivity or that of any other director, officer or employee.

No director, officer or employee may voluntarily serve any entity (public company, private company, non-profit organization or other) including serving as an officer, trustee, or director, without the Compliance Department’s written authorization. The pre-approval is required regardless of whether the director’s, officer’s or employee’s role involves the exercise of investment discretion and/or other activities that are similar to acting in a financial advisory capacity for another entity). Such authorization may be granted in instances where Jensen determines that such service will not interfere with its Clients’ interests. If approval to serve as a director of a public company is granted, the director, officer or employee has an affirmative duty to recuse themself from participating in deliberations regarding possible investments in the securities issued by the public company on whose board the director, officer or employee sits. The foregoing shall not apply to a director’s, officer’s or employee’s position/services as officer or director of the Jensen Quality Growth Fund.

C.    Personal Trading Rules and Reporting

1. Prohibited Activities, Prohibited Purchases and Sales, Pre-clearance Requirements

Pre-clearance Requirements

a.    New Brokerage Accounts – Jensen directors, officers and employees shall report to the Compliance Department any new brokerage Account prior to or at the same time the Account is opened. Jensen directors, officers and employees may not trade in the new Account until it has been approved by the Compliance Department. In addition, Jensen directors, officers and employees who are registered with Quasar must receive pre-clearance from Quasar prior to opening a new brokerage Account.

b.    Personal Security Transactions - Unless otherwise exempted herein, all personal Securities transactions, including investments in Initial Public Offerings (“IPOs”), Limited Offerings (“Private Placements”) or gifting or donating of shares, must be pre-cleared by the Compliance Department. Pre-clearance is valid only

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for the requested trade date with the exception of gifts or donations of Securities which may be processed on a date after the pre-clearance is requested.

The Pre-clearance Requirements of this Code shall apply regardless of whether the transaction is exempted from the Blackout Period.

Pre-clearance is not required for any transactions in: (1) shares of the Funds or (2) Jensen’s Profit Sharing 401(k) Plan or in any other similar plan (i.e. through a voluntary contribution to such a plan or other voluntary order for the purchase or sale of shares). However, all transactions in the Schwab PCRA must be pre-cleared.

All personal Securities transactions by Compliance Department personnel must be approved by another member of the Compliance Department.

Blackout Period - Unless otherwise exempted herein, no director, officer or employee shall purchase or sell, directly or indirectly, any Security (excluding shares of the Funds) within 7 calendar days after the Security has been purchased or sold by a Fund or a Client Account. Additionally, unless otherwise exempted, a director, officer or employee may not purchase or sell a Security if there is a pending trade order to purchase or sell the Security for a Fund or a Client Account. Unless otherwise exempted herein, no director, officer or employee shall (i) sell any Security held by a Fund if the director, officer or employee is actually aware that the entire position will likely be sold by that Fund in question within the next 7 calendar days, or (ii) purchase any Security not currently held by a Fund if the director, officer or employee is actually aware that the Security will likely be purchased by that Fund within the next 7 calendar days.

EXCEPTION TO BLACKOUT PERIOD – The Blackout Period is not applicable to any purchase or sale, or series of purchases or sales, occurring within a 7-calendar day period, of Securities where (1) the aggregate amount of the trade(s) is equal to or less than $ 50,000 (excluding commissions); AND (2) the Security is of a company with a market capitalization exceeding $5 billion. This exception does not apply to purchases of Securities in IPOs or private placements.

Fixed Income - With respect to fixed income Securities, the Blackout Period is not applicable to any purchase or sale, or series of purchases or sales of fixed income Securities where the aggregate amount of the trade(s) is equal to or less than $75,000 (excluding transaction costs).

Ban on Short-Term Trading for Profit - No director, officer or employee may profit from the purchase and sale, or sale and purchase, of the same (or equivalent (e.g. options, preferred stock, etc.)) Security within 60 calendar days (excluding shares of the Funds). In addition, no director, officer or employee may profit from a transaction involving the

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purchase and subsequent sale (or sale and subsequent purchase) of shares of the Funds if such transaction occurs within a 90-day calendar period. The 90-day holding period does not apply to written systematic purchase or sale plans such as an Automatic Investment Program or a systematic withdrawal program or transactions in shares of the Funds resulting from purchases or sales resulting from the reallocation of participant account balances between the plan sponsor’s predetermined investment models in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan.

However, any rebalance of portfolio holdings in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan is subject to the short-term trading prohibition described in this paragraph. Accordingly, any rebalance of portfolio holdings in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan that results in a reduction in the number of shares owned of the Funds will violate the short-term trading prohibition if: (1) within the previous 90 days, an officer, director or employee initiated a rebalance that resulted in an increase in the number of shares owned of the Funds; and (2) the net result of the reduction in the number of shares resulted in a profit.

The 60 calendar- and 90 calendar-day holding periods are governed by the Last In, First Out method. If an employee sells more shares of a specific security than the number most recently purchased, the average purchase price of the security will be used when determining if the employee profited from the trade. The holding periods begin on the date that shares in a Security were last purchased in an Account. Therefore, no consideration will be given to the date that specific share lots sold were purchased for purposes of determining the date that the holding period begins.

This prohibition does not apply to any sale of Securities made in order to fund a significant life event, such as purchasing a home or paying medical or education expenses. Any exceptions granted due to a significant life event must be preapproved by Jensen’s Chief Compliance Officer.

Ban on Short Sales - No director, officer or employee may sell short any Security that is held by the Funds or a Client Account.

Exempt Purchases and Sales.

The prohibitions on purchases and sales set forth above shall not apply to:

•Purchases or sales effected in any Account over which the individual has no Direct or Indirect Influence or Control;

•Purchases or sales of securities that are direct obligations of the Government of the United States; U.S. Government agency securities; bankers’ acceptances;

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bank certificates of deposit; commercial paper; high-quality short-term debt instruments (including repurchase agreements); and shares of registered open-end investment companies (with the exception of the Funds).

•Non-volitional purchases or sales such as Securities acquired as the result of a spin-off of an entity from a company owned in their account, the involuntary sale of Securities in their account due to a merger; automatic dividend reinvestments, class action settlements, etc.

•Purchases made pursuant to an Automatic Investment Plan.

Disclosure of Potential Personal Trading Conflicts - All directors, officers and employees are prohibited from inducing or causing the Funds or any Client Account to take action, or fail to take action, for personal benefit, rather than to benefit the Funds or any Client Account(s). Investment Personnel would violate this Code by (a) causing the Funds or Client Account to purchase a Security owned by the Investment Personnel for the purposes of supporting or increasing the price of the Security; or (b) causing the Funds or a Client Account to refrain from selling or purchasing a Security in an attempt to protect a personal investment or allow them to make or sell a personal investment in that Security.

In order to monitor for any potential material conflicts of interest, Jensen’s Compliance Department shall provide the Jensen Investment Team for the Jensen Quality Growth Fund quarterly reports that disclose individual Investment Personnel’s investments in those securities on the Trading List as well as investments in any of the Funds.

2.    Reporting

Insider Trading - Jensen directors, officers and employees shall promptly report to the Chief Compliance Officer any information that is or is believed to be material, non-public information.

Every director, officer and employee must submit the following reports to Jensen’s Compliance Department:

Initial Holdings and Account Reports for New Employees. No later than 10 calendar days after the person becomes a director, officer or employee a report with the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes a director, officer or employee):

•The title, number of shares and principal amount of each Security (including shares of the Funds) in which the director, officer or employee had any direct or

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indirect Beneficial Ownership. A report must be submitted for any Securities held by the director’s, officer’s or employee’s spouse, domestic partner, minor children, resident parent, etc. Ownership of any non-Jensen mutual funds do not need to be reported;

•The name and account number of any Account(s); and

•The date that the report is submitted by the director, officer or employee.

A director, officer or employee is required to initially (i) report to the Compliance Department any Account in which the person has a Beneficial Ownership interest but no Direct or Indirect Influence or Control and (ii) certify that the person does not have any Direct or Indirect Influence or Control over the Account.

The Compliance Department will distribute any certifications used to determine whether a director, officer or employee has, or has exercised any, Direct or Indirect Influence or Control over an Account.

Annual Holdings Reports. By January 30th each year, each director, officer and employee shall submit a report with the following information (which information must be current as of a date no more than 45 calendar days before the report is submitted):

•The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security (including shares of the Funds) in which the director, officer or employee had any direct or indirect Beneficial Ownership. Holdings must be reported regardless of whether the Securities are held in a brokerage account or managed by someone other than the director, officer or employee or other resident relative. Holdings in Dividend Reinvestment Plans, physical stock certificates, etc. must also be reported;
•The name and number of any Account(s); and
•The date that the report is submitted by the director, officer or employee.

A director, officer or employee is required to annually (i) report to the Compliance Department any Account in which the person has a Beneficial Ownership interest but no Direct or Indirect Influence or Control and (ii) certify that the person does not have any Direct or Indirect Influence or Control over the Account.

Quarterly Transaction and Account Reports. No later than 30 calendar days after the end of a calendar quarter, each director, officer and employee shall submit a Quarterly Transaction Report, as used in this Section II.C.2., with the following information:

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•With respect to any transaction during the quarter in a Security (including shares of the Funds) in which the director, officer or employee had any direct or indirect Beneficial Ownership:
oThe date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
oThe nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition (e.g. gifting));
oThe price of the Security at which the transaction was effected;
oThe name of the broker, dealer or bank with or through which the transaction was effected; and
oThe date that the report is submitted by the director, officer or employee.
•With respect to any Account established by the director, officer or employee in which any Securities (including shares of the Funds) were held or could be held during the quarter for the direct or indirect benefit of the director, officer or employee:
oThe name of the broker, dealer or bank with whom the director, officer or employee established the Account;
oThe date the Account was established; and
oThe date that the report is submitted by the director, officer or employee.

Exceptions from Quarterly Transaction and Account Reporting Requirements

Notwithstanding anything to the contrary in this Section II.C.2:

•A director, officer or employee need not make a Quarterly Transaction Report with respect to transactions effected for, and Securities held in, any Account over which the person has no Direct or Indirect Influence or Control.
•A director, officer or employee need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an automatic dividend reinvestment plan or company sponsored stock purchase plan.
•A director, officer or employee need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.
•If a director, officer or employee is on leave or otherwise not available to work ( for an extended period of time (e.g. business, illness, vacation, etc.), the director, officer or employee need not submit a report within 30 days of quarter-end so long as the Compliance Department has received the following information for all transactions made during the quarter:
oThe date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

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oThe nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
oThe price of the Security at which the transaction was effected;
oThe name of the broker, dealer or bank with or through which the transaction was effected.

A director, officer or employee must submit a quarterly transaction report as soon as practicable after returning to work. Additionally, it is the director’s, officer’s or employee’s responsibility to make certain that the Compliance Department has received all relevant information regarding quarterly transactions, as set forth above.

Failure to submit a report as set forth above in the preceding paragraphs will be deemed a violation of this Code.

Annual Certification of Compliance with Code of Ethics. Every director, officer or employee shall certify annually (on a date each year determined by the Chief Compliance Officer) that:
•they have read and understand this Code of Ethics and recognize that they are subject thereto;
•they have complied with the requirements of this Code of Ethics; and
•they have reported all personal Securities (including shares of the Funds) transactions and disclosed all Accounts as required under this Code of Ethics.

Duties of Jensen’s Chief Compliance Officer

Jensen’s Chief Compliance Officer will:

•Deliver to all directors, officers or employees of Jensen a copy of the Code and require them to sign the certification on an initial and annual basis, as well as for any material amendments to the Code.

•Distribute or make available forms, in a paper or electronic format, for the various reports required by the Code and collect the reports required to be made under the Code by directors, officers or employees of Jensen, including any certifications used to determine whether a director, officer or employee has, or has exercised any, Direct or Indirect Influence or Control over an Account.

•Periodically educate directors, officers or employees of Jensen regarding the requirements of the Code.

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•Maintain a list of those directors, officers or employees of Jensen deemed Access Persons.

•Periodically perform testing designed to ascertain compliance with this Code. Additionally, the Chief Compliance Officer will periodically review Jensen directors’, officers’ or employees’ personal securities transactions and the Code of Ethics’ operations and controls to determine their adequacy and effectiveness.

•Promptly investigate any reports of violations or suspected violations of the Code. A determination shall be made as to whether a violation has occurred.

•The Chief Compliance Officer shall submit quarterly reports to the Board of Directors of the Jensen Quality Growth Fund regarding compliance by directors, officers and employees of Jensen with the provisions of the Code.

•The Chief Compliance Officer shall furnish the Board of Directors of the Jensen Quality Growth Fund a written report, no less frequently than annually, that:

odescribes any issues arising under the Code since the last report to the directors, including, but not limited to, information about material violations of this Code and sanctions imposed in response to the material violations; and

ocertifies that Jensen has adopted procedures reasonably necessary to prevent its directors, officers and employees from violating the Code.

The Chief Compliance Officer may delegate administrative responsibilities under this Code. The Chief Compliance Officer shall retain ultimate responsibility for the administration of the Code. Additionally, the Chief Compliance Officer’s reports required under this Code may be reviewed by another member of the Compliance Department. The Chief Compliance Officer may not review his/her own reports or pre-clear his/her own trades.

Reporting of Violations

This Code cannot be effective without the cooperation and diligence of all Jensen directors, officers and employees. Directors, officers and employees should promptly contact the Compliance Department with any issues or questions about this Code.

Directors, officers and employees are expected to promptly inform the Chief Compliance Officer about observed illegal or unethical behavior or any other behavior or activity that

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may be in violation of this Code, including without limitation about transactions or relationships that reasonably could give rise to prohibited conflicts of interest, as soon as such behavior comes to their attention.

Further, any director, officer or employee who becomes aware of a potential financial impropriety related to the Jensen Quality Growth Fund should report such information to the Chief Compliance Officer for the Jensen Quality Growth Fund. Alternatively, the director, officer or employee can report these matters via email to jqgf.board@jenseninvestment.com. Emails received at this address are automatically routed to the Fund’s Chairman of the Board of Directors and to the Chairman of the Audit Committee of the Board of Directors.

All directors, officers and employees are expected to fully cooperate in internal investigations of misconduct or violations of this Code and Jensen will, to the extent practicable and legally possible, use its best efforts to maintain the confidentiality of directors, officers and employees who report illegal or unethical behavior. Reporting of violations shall be subject to Jensen’s Whistleblower policies and procedures, a copy of which is available from the Chief Compliance Officer.

Sanctions

An individual’s conduct ultimately depends upon their sense of fiduciary obligation to Jensen and its Clients (including the shareholders of the Jensen Quality Growth Fund, the Jensen Quality Value Fund and the Jensen Global Quality Growth Fund). Nevertheless, this Code sets forth policies regarding conduct in those situations in which conflicts of interest are most likely to develop. Because the standards in this Code do not take into account all possible conflicts of interest that may arise, careful adherence to both the specific requirements of the Code and its general philosophy and principles is essential.

In response to a violation of this Code, the Jensen Board of Directors and/or the Chief Compliance Officer may impose such sanctions as deemed appropriate under the circumstances. For example, sanctions may include but not be limited to a loss of personal trading privileges for a period of time; fines to be donated to charity; and disgorgement of any profit or other benefit realized from any transaction in violation of this Code. In addition, conduct inconsistent with this Code may result in censure, suspension or termination of employment.

Retention of Records

Jensen shall maintain the required records related to this Code of Ethics for a period of five years from the end of the fiscal year during which the last entry was made on such

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record. These records shall include: (i) copies of all Codes that were in effect; (ii) each memorandum made by the Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation; (iii) a copy of each acknowledgement, certification and report made by a director, officer or employee hereunder; (iv) a list of all persons who are or were considered Access Persons under the Code; (v) a record of all persons who were responsible for reviewing reports hereunder from time to time; (vi) a record of any decision and the rationale supporting the decision to approve the purchase of securities by Access Persons; and (vii) a copy of each written annual report to Jensen's Board of Directors, if any.

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III.     Portion of Code Applicable to the Jensen Quality Growth Fund.

In addition to Section I above, this Section III is applicable to all directors, officers and employees of the Jensen Quality Growth Fund who are not also directors, officers or employees of Jensen Investment Management, Inc. and therefore are not subject to the portion of the Code of Ethics applicable to Jensen. This includes Independent Directors.

CODE OF ETHICS AND STATEMENT OF POLICIES

A. Personal Trading Rules and Reporting

1.     Prohibited Activities, Prohibited Purchases and Sales, Pre-clearance Requirements

Insider Trading - Any Director of the Jensen Quality Growth Fund shall promptly report to the Chief Compliance Officer(s) any information that is or is believed to be material, non-public information with respect to Trading List companies.

Pre-clearance Requirements - Unless otherwise exempted herein, all personal securities transactions in Securities on the Trading List must be pre-cleared by the Chief Compliance Officer for the Jensen Quality Growth Fund or his/her designee. Pre-clearance is valid only for the requested trade date with the exception of gifts or donations of Securities which may be processed on a date after the pre-clearance is requested.

Blackout Period - Unless otherwise exempted herein, no Independent Director of the Jensen Quality Growth Fund shall knowingly purchase or sell, directly or indirectly, any Security on the Trading List within 7 calendar days after the Security has been purchased or sold by the Jensen Quality Growth Fund. Additionally, unless otherwise exempted, no Independent Director of the Jensen Quality Growth Fund shall knowingly purchase or sell a Security on the Trading List if there is a pending trade order to purchase or sell the Security by the Jensen Quality Growth Fund. Unless exempted herein, no Independent Director of the Jensen Quality Growth Fund shall (i) sell any Security on the Trading List then held by the Jensen Quality Growth Fund if the Independent Director is actually aware that the entire position is likely to be sold by the Jensen Quality Growth Fund within the next 7 calendar days, or (ii) purchase any Security on the Trading List not currently held by the Jensen Quality Growth Fund if the Independent Director is actually aware that the Security is likely to be purchased by the Jensen Quality Growth Fund within the next 7 calendar days.

EXCEPTION TO THE BLACKOUT PERIOD – The Blackout Period is not applicable to any purchase or sale, or series of purchases or sales, occurring within a 7-calendar day period, of Securities on the Trading List where (1) the aggregate amount of the trade(s) is equal to or less than $ 50,000 (excluding commissions); AND (2) the Security is of a company with a market capitalization exceeding $5 billion.

Ban on Short-Term Trading for Profit. No Independent Director may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within 60 calendar days of any Security on the Trading List. If an Independent Director sells more shares of a specific security than the number most recently purchased, the average purchase price of the security will be used when determining if the employee profited

CODE OF ETHICS AND STATEMENT OF POLICIES

from the trade. The 60-day calendar holding period are governed by the Last In, First Out method. The holding periods begin on the date that shares in a Security were last purchased in an Account. Therefore, no consideration will be given to the date that specific share lots sold were purchased for purposes of determining the date that the holding period begins.

Ban on Short Sales. No Independent Director may sell short any Security that is on the Trading List.

Exempt Purchases and Sales.

The prohibitions on purchases and sales set forth above shall not apply to:

•Purchases or sales effected in any Account over which the Independent Director has no Direct or Indirect Influence or Control;

•Purchases or sales of Securities that are direct obligations of the Government of the United States; U.S. Government agency securities; bankers’ acceptances; bank certificates of deposit; commercial paper; high-quality short-term debt instruments (including repurchase agreements); and shares of registered open-end investment companies (with the exception of the Jensen Quality Growth Fund).

•Non-volitional purchases or sales such as Securities acquired as the result of a spin-off of an entity from a company owned in their account, the involuntary sale of Securities in their account due to a merger; automatic dividend reinvestments, class action settlements, etc.

•Purchases made pursuant to an Automatic Investment Plan.

2.     Reporting

An Independent Director of the Jensen Quality Growth Fund need not make:

•An Initial Holdings Report or an Annual Holdings Report;

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•A Quarterly Transaction Report, unless the Independent Director traded a Security on the Trading List.
oExceptions: A Quarterly Transaction Report is not required if:
The transaction of a Security on the Trading List was made (a) pursuant to an automatic dividend reinvestment plan or company sponsored stock or (b) in an account where the Independent Director does not have any Direct or Indirect Influence or Control over the Account.

If an Independent Director is required to make a Quarterly Transaction Report because the Independent Director traded a Security on the Trading List and no exception to reporting applies, the report must be submitted within 30 days after the end of the calendar quarter and must contain:

oThe date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
oThe nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition (e.g. gifting));
oThe price of the Security at which the transaction was effected;
oThe name of the broker, dealer or bank with or through which the transaction was effected; and
oThe date that the report is submitted.

Alternatively, the Independent Director may submit a broker trade confirmation that contains the information set forth above.

Annual Certification of Compliance with Code of Ethics. Every Independent Director shall certify annually (on a date each year determined by the Jensen Quality Growth Fund’s Chief Compliance Officer) that:

•they have read and understand this Code of Ethics and recognize that they are subject thereto;
•they have complied with the requirements of this Code of Ethics; and
•they have reported all personal Securities transactions and disclosed all Accounts required under this Code of Ethics.

The Fund’s CCO will distribute or make available to the Independent Directors any forms necessary to complete the reports required by this Section 2. Reporting.

Duties of Chief Compliance Officer of the Jensen Quality Growth Fund

CODE OF ETHICS AND STATEMENT OF POLICIES

The Chief Compliance Officer for the Jensen Quality Growth Fund shall:

•Deliver to all directors, officers or employees of the Fund a copy of the Code and require them to sign the certification on an initial and annual basis, as well as for any material amendments to the Code.

•Distribute or make available forms for the various reports required by the Code and collect the reports required to be made under the Code by the Independent Directors, including any certifications used to determine whether an Independent Director exercises any Direct or Indirect Influence or Control over an Account.

•Periodically educate Independent Directors regarding the requirements of the Code.

•Maintain a list of those directors or officers of the Fund deemed Access Persons including Independent Directors and any Directors of the Jensen Quality Growth Fund who are not deemed to be independent. This duty may be delegated to Jensen’s Compliance Department.

•Periodically review the Independent Directors’ personal securities transactions reported under this Code.

•Periodically perform testing designed to ascertain compliance with this Code including the operations and controls to determine the adequacy and effectiveness of implementation of the requirements of this Code. Testing may be delegated to Jensen’s Compliance Department.

•Promptly investigate any reports of violations or suspected violations of the Code. A determination shall be made as to whether a violation has occurred.

•Provide the Directors of the Jensen Quality Growth Fund with an updated Trading List at least quarterly.

•Submit quarterly reports to the Fund’s Board of Directors regarding compliance by directors, officers and employees of the Fund with the provisions of the Code.

•Furnish for the Fund’s Board of Directors a written report, no less frequently than annually, that:

odescribes any issues arising under this Code since the last report to the Directors, including, but not limited to, information about material violations

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of the Code and sanctions imposed in response to the material violations; and
ocertifies that the Jensen Quality Growth Fund has adopted procedures reasonably necessary to prevent its directors, officers and employees from violating the Code.

The Chief Compliance Officer of the Fund may delegate administrative responsibilities under this Code. The Chief Compliance Officer of the Fund shall retain ultimate responsibility for the administration of the Fund’s Code. Additionally, the Fund Chief Compliance Officer’s reports required under this Code may be reviewed by another member of Jensen’s Compliance Department. The Fund’s Chief Compliance Officer may not review his/her own reports or pre-clear his/her own trades.

Reporting of Violations

Directors of the Jensen Quality Growth Fund are expected to inform the Fund’s Chief Compliance Officer about observed illegal or unethical behavior or any other behavior or activity that may be in violation of this Code, including without limitation transactions or relationships that reasonably could give rise to prohibited conflicts of interest, as soon as such behavior comes to their attention. All Directors are expected to fully cooperate in internal investigations of misconduct or violations of this Code.

Sanctions

An individual’s conduct ultimately depends upon their sense of fiduciary obligation to the shareholders of the Jensen Quality Growth Fund. Nevertheless, this Code sets forth policies regarding conduct in those situations in which conflicts of interest are most likely to develop. Because the standards in this Code do not consider all possible conflicts of interest that may arise, careful adherence to both the specific requirements of the Code and its general philosophy and principles is essential.

In response to a violation of this Code, the Board of Directors for the Jensen Quality Growth Fund may impose such sanctions as deemed appropriate under the circumstances. For example, sanctions may include but not be limited to a loss of personal trading privileges for a period of time; fines to be donated to charity; and disgorgement of any profit or other benefit realized from any transaction in violation of this Code. In addition, conduct inconsistent with this Code may result in censure, suspension or a request to resign from the Fund’s Board of Directors.

CODE OF ETHICS AND STATEMENT OF POLICIES

Retention of Records

The Jensen Quality Growth Fund shall maintain the required records related to this Code of Ethics for a period of five years from the end of the fiscal year during which the last entry was made on such record. These records shall include: (i) copies of all Codes that were in effect; (ii) each memorandum made by the Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation; (iii) a copy of each acknowledgement, certification and report made by a Jensen Quality Growth Fund Director; (v) a record of all persons who were responsible for reviewing reports hereunder from time to time (vi) a record of any decision and the rationale supporting the decision to approve the purchase of securities by Access Persons, and (vii) a copy of each written annual report to Jensen Quality Growth Fund Board of Directors.

Approval of Codes and Material Amendments Thereto by Jensen’s Board of Directors and the Board of Directors of the Jensen Quality Growth Fund

The Board of Directors of the Jensen Quality Growth Fund, including a majority of the Independent Directors, has approved this Code of Ethics of the Jensen Quality Growth Fund and Jensen Investment Management, Inc. Material changes to this Code must be approved by the Board of Directors of the Jensen Quality Growth Fund, including a majority of the Independent Directors thereof, within six months of said amendment.

In approving a Code of Ethics or a material amendment thereto, the Board of Directors of Jensen Investment Management or the Jensen Quality Growth Fund, as applicable, shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

The Board of Directors of Jensen Investment Management hereby approves this Code of Ethics.

CODE OF ETHICS AND STATEMENT OF POLICIES

APPENDIX A - BENEFICIAL OWNERSHIP
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For purposes of the Code of Ethics and Statement of Policies, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in such security.

You have a pecuniary interest in a security if you have the opportunity, directly or indirectly, to profit or share in the profit derived from a transaction in such security. You are deemed to have a pecuniary interest in any securities held by members of your immediate family sharing your household. "Immediate family" means your son or daughter (including any legally adopted child) or any descendants of either, your stepson or stepdaughter, your father or mother or any ancestor of either, your stepfather or stepmother, and your spouse or domestic partner. Also, you are deemed to have a pecuniary interest in securities held by a partnership of which you are a general partner, and Beneficial Ownership of the securities held by such partnership will be attributed to you in proportion to the greater of your capital account or interest in the partnership and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities.

You are also deemed to have a pecuniary interest in the portfolio securities held by a corporation if you are a controlling shareholder of such corporation and have or share investment control over such portfolio securities.

Securities owned of record or held in your name are generally considered to be beneficially owned by you if you have a pecuniary interest in such securities. Beneficial Ownership may include securities held by others for your benefit regardless of record ownership (e.g., securities held for you or members of your immediate family by agents, custodians, brokers, trustees, executors or other administrators; securities owned by you but that have not been transferred into your name on the books of a company; and securities that you have pledged) if you have or share a pecuniary interest in such securities.

With respect to ownership of securities held in trust, Beneficial Ownership includes the ownership of securities as a trustee in instances either where you as trustee have, or where a member of your immediate family has, a pecuniary interest in the securities held by the trust (e.g., by virtue of being a beneficiary of the trust).

The final determination of Beneficial Ownership is a question to be determined considering the facts of the case. Thus, while you may include security holdings of other members of your family, you may nonetheless disclaim Beneficial Ownership of such
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securities. Any uncertainty as to whether you are the beneficial owner of a security should be brought to the attention of the Chief Compliance Officer.
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